                                                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated included in its Annual Report (Form 10-K) for the year ended December 29, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
April 22, 2003